Exhibit 99.1

NEWS RELEASE for May 2, 2005 at 4:00 pm EDT

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES

2005 FIRST QUARTER RESULTS

Total Revenue up 24.4% Year-Over-Year; Gross Margins Improve; Daploma Brings Immediate Contribution

SO. ST. PAUL, MN (May 2, 2005) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, today announced results for its first quarter ended March 31, 2005.  Driven by year-over-year gains in both its Animal Applications and its GPS and Radio Communications businesses, total revenues for the first quarter of 2005 rose 24.4 percent to $13.4 million from $10.8 million in last year’s first quarter.  Net loss in the first quarter of this year declined to $0.5 million or a loss per basic and diluted share of $0.01, versus a net loss for the first quarter of 2004 of $3.7 million, or $0.12 loss per basic and diluted share.   Gross margin as a percent of revenue in the first quarter of 2005 increased to 44.7 percent, up from 42 percent in the 2004 first quarter.

The Company said the 2005 first quarter purchase of Denmark-based DSD Holdings A/S, and its wholly-owned subsidiaries Daploma International A/S and Digitag A/S contributed to the improved results.  DSD and Daploma contributed $0.6 million in first quarter revenue and $0.2 million in gross profit and expanded Digital Angel’s presence in the livestock markets in Europe and other areas of the world. These results were only for the month of March, since the acquisition closed at the end of February.

During the 2005 first quarter, revenue from the Company’s Animal Applications business increased 17.3 percent to $8.3 million from $7.1 million in the 2004 first quarter, and revenue from its GPS and Radio Communications business grew 38 percent to $5.1 million from last year’s first quarter revenue of $3.7 million.

“We finished our first quarter with a strong March that included the revenue and gross profit contribution from our Daploma acquisition.” Chief Executive Officer Kevin McGrath said. “This year’s first quarter revenues were also boosted by solid increases in microchip and visual product sales for livestock applications, and we had excellent revenue growth in our Signature Industries subsidiary in Great Britain, particularly in its SARBE unit with the delivery of the G2R pilot locator beacon.”

MORE-MORE-MORE

Chief Financial Officer James Santelli said that the Company’s overall financial position remains strong.   At the end of the 2005 first quarter total cash was $15.1 million, total current assets were $33.2 million, the current ratio was 2.8:1, total assets were $99.7 million, long term debt was $3.9 million and stockholders’ equity was $82.8 million.

“Each of our core businesses is contributing to our top line growth and bottom line improvement, and we are continuing to focus on improving our gross margins and managing our expense levels to keep them in line with current and future revenues,” Santelli said.

Results Conference Call

A conference call for institutional investors to discuss the results for the first quarter of fiscal year 2005 will take place today at 4:30 PM EDT, and will be broadcast live over the Internet. The live webcast may be accessed by visiting the Company’s site at www.DigitalAngelCorp.com or by going to www.vcall.com.  Web participants are encouraged to go to these sites at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online archive will be available immediately following the call and will continue to be available for ninety days thereafter.

About Digital Angel Corporation

 Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, humans and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that the Company’s majority stockholder, Applied Digital Inc. owns 55.2% of the Company’s common stock; that new accounting pronouncements may impact the Company’s future results of operation; that the Company may continue to incur losses, that infringements by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively affect the Company’s business; that domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell the Company’s products in certain markets; that the Company relies on sales to government contractors of its animal identification products, and any decline in the demand by these customers for the Company’s products could negatively affect the Company’s business; that the Company depends on a single production arrangement for its patented syringe-injectable microchips; that the Company depends on principal customers; that the Company competes with other companies and the products sold by the Company’s competitors could become more popular than the Company’s products or render the Company’s products as obsolete; that the Company’s earnings will decline if the Company must write-off goodwill and other intangible assets; that the exercise of options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock ;that currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results; and that the Company depends on a small team of senior management and the Company may have difficulty attracting and retaining additional personnel. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2004.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Selected Financial Data

Condensed Balance Sheets (in thousands)

	March 31, 2005	Dec. 31, 2004
	(Unaudited)

Total Current Assets	$33,174	$32,933
Property and Equipment, Net	8,522	5,947
Goodwill and Other Intangible Assets, net	57,365	53,008
Other Assets, net	623	785
Total Assets	$99,684	$92,673

Statement of Operations Data (in thousands, except per share amounts)

	For the quarter ended March 31
	(Unaudited)
	2005	2004

Total net revenue	$13,403	$10,771
Gross Profit	5,995	4,529
Net loss	(493)	(3,744)

Net loss per common share (basic and diluted)	$(0.01)	$(0.12)
Weighted average common shares outstanding (basic and diluted	43,666	30,468

Selected Cash Flow Data (in thousands)

	For the quarter ended March 31
	(Unaudited)
	2005	2004

Net cash used in operating activities	$(1,483)	$(2,400)
Net cash (used in) provided by investing activities	(1,246)	1,406
Net cash provided by financing activities	41	1,848
Net (Decrease) Increase in cash	(2,620)	796

 # # # #